Exhibit 99.1

FinServ Acquisition Corp. II Announces its Intention to Liquidate

New York, New York, Nov. 28, 2023 (GLOBE NEWSWIRE) -- FinServ Acquisition Corp. II (“FinServ II”) (Nasdaq: FSRX) announced today that the board of directors of FinServ II (the “Board”) determined FinServ II cannot complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) by February 22, 2024, the deadline by which FinServ II has to consummate such Business Combination under its Amended and Restated Certificate of Incorporation.

Consequently, the Board determined the Company will, as of November 22, 2023,  (i) cease all operations except for the purpose of winding up as soon as practicable, (ii) as promptly as reasonably possible redeem the shares of its Class A common stock (the “Public Shares”) that were included in the units issued in FinServ II’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to FinServ II to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of FinServ II’s remaining stockholders, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve FinServ II (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to FinServ II’s warrants, which will expire worthless. FinServ Holdings II, LLC, FinServ II’s sponsor, has agreed to waive its redemption rights with respect to the shares of FinServ II’s Class B common stock issued prior to the IPO, including shares of FinServ II’s Class A common stock issued upon conversion of such Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, FinServ II has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. FinServ II expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.34 per share (the “Redemption Amount”) after the payment of up to $100,000 of dissolution expenses and the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, FinServ II’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out by December 8, 2023.

FinServ II expects that the Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities after the last day of trading on December 7, 2023. FinServ II thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

About FinServ II

FinServ II is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a Business Combination.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of FinServ II, including those set forth in the Risk Factors section of FinServ II’s public filings with the SEC. Copies are available on the SEC’s website, www.sec.gov. FinServ II undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Steven Handwerker

(929) 529-7125

info@finservacquisition.com